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                                                                   Exhibit (j)




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A (File No. 2-73024) of our reports dated February 27, 2001 relating to the financial statements and financial highlights appearing in the December 31, 2000 Annual Reports to the Shareholders of the Total Return Fund, Capital Appreciation Fund, Government Bond Fund, Money Market Fund, Small Company Fund, Income Fund, Mid Cap Growth Fund, Strategic Value Fund, Equity Income Fund, High Income Bond Fund, Balanced Fund, Multi Sector Bond Fund, Small Cap Value Fund, Small Cap Growth Fund, Global 50 Fund, Mid Cap Index Fund, Growth Focus Fund, Global Technology and Communications Fund, Emerging Markets Fund, International Growth Fund, Global Life Sciences Fund II, and Millennium Growth Fund (twenty two portfolios constituting the Nationwide Separate Account Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statement of Additional Information.

PricewaterhouseCoopers LLP
Columbus, Ohio
May 1, 2001